                                                                 Exhibit 12.2(d)


WEYERHAEUSER COMPANY WITH ITS WEYERHAEUSER REAL ESTATE
COMPANY, WEYERHAEUSER FINANCIAL SERVICES, INC. AND GRYPHON
INVESTMENTS OF NEVADA INC. SUBSIDIARIES ACCOUNTED FOR ON
THE EQUITY METHOD, BUT EXCLUDING THE UNDISTRIBUTED EARNINGS
OF THOSE SUBSIDIARIES



COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
     (Dollar Amounts in Thousands)



                                                                 Thirteen
                                                                  Weeks
                                                                  Ended
                                                                 March 31,
                                                                   2002
                                                                ----------
Available pro forma earnings:
  Pro forma earnings before pro forma interest expense,
  amortization of debt expense, income taxes and
  extraordinary item...................................         $223,000
  Add interest portion of pro forma rental expense.....           12,111
                                                                --------
                                                                 235,111
                                                                --------
  Deduct undistributed pro forma earnings of equity
  affiliates...........................................           (2,767)
                                                                --------

  Deduct undistributed earnings before income
   taxes of Weyerhaeuser Real Estate Company,
   Weyerhaeuser Financial Services, Inc. and
   Gryphon Investments of Nevada Inc.
   and their subsidiaries:
     Deduct pretax earnings............................          (90,947)
     Addback dividends paid to Weyerhaeuser............                0
                                                                --------
        Undistributed earnings.........................          (90,947)
                                                                --------

  Available pro forma earnings.........................         $141,397
                                                                ========

Pro forma fixed charges:

  Pro forma interest expense incurred..................         $204,972
  Pro forma amortization of debt expense...............           12,000
  Interest portion of pro forma rental expense.........           12,111
                                                                --------
     Pro forma fixed charges...........................         $229,083
                                                                ========

  Pro forma ratio of earnings to fixed charges.........             0.62x
                                                                ========